As filed with the Securities and Exchange Commission on February 18, 2003

                          Registration No.: 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  _____________

                               SALANT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                               Delaware 13-3402444
                (State or Other Jurisdiction of (I.R.S. Employer
                         Incorporation or Organization)
                              Identification No.)

                           1114 Avenue of the Americas
                            New York, New York 10036
                    (Address of Principal Executive Offices)


                               Salant Corporation
                         1999 Stock Award Incentive Plan
                            (Full Title of the Plan)

                                Michael J. Setola
                             Chief Executive Officer
                               Salant Corporation
                           1114 Avenue of the Americas
                            New York, New York 10036
                     (Name and Address of Agent for Service)

                                 (212) 221-7500
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy To:

                               John J. Crowe, Esq.
                        Pryor Cashman Sherman & Flynn LLP
                                 410 Park Avenue
                            New York, New York 10022
                                 (212) 421-4100

                         CALCULATION OF REGISTRATION FEE

============================================ ======================= ============= ================= ===================
                                                                       Proposed        Proposed
                                                                       Maximum         Maximum
                                                                       Offering       Aggregate
          Title of Each Class of                   Amount to          Price Per        Offering          Amount of
        Securities to be Registered              be Registered*        Share**          Price         Registration Fee
-------------------------------------------- ----------------------- ------------- ----------------- -------------------

Common Stock, $1.00 par value............       1,111,111 Shares        $8.83         $9,811,110          $902.62

============================================ ======================= ============= ================= ===================


* All the securities registered hereby are issuable under the Salant Corporation 1999 Stock Incentive Award Plan.

** Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933, upon the average of the high and low prices for Salant Corporation's common stock as reported on the Over-the-Counter Bulletin Board on Wednesday, February 12, 2003.

                                     PART I

                  INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

     The document(s) containing the information specified in this Part I will be sent or given to directors, officers and employees, as required by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this form taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     The following documents of Salant Corporation (the "Company") filed with the Commission are incorporated herein by reference:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001;

(2) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 30, 2002, June 29, 2002 and September 28, 2002;

(3) The Company's Current Reports on Form 8-K filed with the Commission on May 17, 2002, July 17, 2002, August 9, 2002, November 13, 2002
         and February 5, 2003;

(4) The Company's Proxy Statement filed with the Commission on April 26, 2002 relating to the Annual Meeting of Stockholders held on June 21, 2002, as amended by Amendment No. 1 filed with the Commission on May 15, 2002;

(5) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 12, 1999, including any amendment or report filed for the purpose of updating such information; and

(6) The description of the rights accompanying the shares of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 17, 2002, and any amendment or response filed for the purpose of updating such information.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


Item 4.    Description of Securities.

           Not applicable.


Item 5.    Interests of Named Experts and Counsel.

           Not applicable.


Item 6.    Indemnification of Directors and Officers.

     The Company is incorporated under the laws of the State of Delaware. Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL"), which generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

     The Company's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as director except for liability for (1) any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any matter in respect of which such director shall be liable under
Section 174 of the DGCL or (4) any transaction from which the director derived an improper personal benefit.

     The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to, or testify in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any and all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended, penalties and amounts to be paid in settlement), actually and reasonably incurred or suffered in connection with such action, suit or proceeding. Unless ordered by a court, the Company's obligation to indemnify arises only if the person has met the applicable standard of conduct set forth in the DGCL.

     In the case of an action by or in the right of the Company, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     The Company has the power to purchase and maintain insurance on behalf of any person covering any liability incurred by such person in his capacity as a director, officer, employee or agent of the Company, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability. The Company has obtained a liability insurance policy for the officers and directors that, subject to certain limitations, terms and conditions, will insure them for losses arising from acts taken in their capacity as directors or officers.

     The foregoing summaries are subject to the complete text of the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws and are qualified in their entirety by reference thereto.


Item 7.    Exemption from Registration Claimed.

           Not applicable


Item 8.    Exhibits.

Exhibit   Description

5.1 Opinion of Pryor Cashman Sherman & Flynn LLP (regarding validity of common stock being registered).

23.1      Consent of Pryor Cashman Sherman & Flynn LLP (included in its opinion filed as Exhibit 5.1).

23.2      Consent of Deloitte & Touche LLP.

24.1      Powers of Attorney (included in the signature pages).

Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company hereby certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 18th day of February 2003.

                                            SALANT CORPORATION


                                            By:      /s/ Awadhesh K. Sinha
                                            Name:    Awadhesh K. Sinha
                                            Title:   Chief Operating Officer and
                                                     Chief Financial Officer


                  [remainder of page intentionally left blank]
       [Powers of Attorney and other signature pages appear on next page]

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Setola or Awadhesh K. Sinha or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Exchange Act, with the Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IT WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                           Title                                       Date

/s/ Michael J. Setola        Chairman of the Board and Chief Executive Officer   February 18, 2003
Michael J. Setola            (Principal Executive Officer)


/s/ Awadhesh K. Sinha        Chief Operating Officer and Chief Financial         February 18, 2003
Awadhesh K. Sinha            Officer (Principal Financial and Accounting
                             Officer)


/s/ G. Raymond Empson        Director                                            February 18, 2003
G. Raymond Empson

/s/ Ben Evans                Director                                            February 18, 2003
Ben Evans

/s/ Rose Peabody Lynch       Director                                            February 18, 2003
Rose Peabody Lynch

                                  EXHIBIT INDEX


Exhibit    Description

   5.1 Opinion of Pryor Cashman Sherman & Flynn LLP (regarding validity of common stock being registered).

  23.1 Consent of Pryor Cashman Sherman & Flynn LLP (included in its opinion filed as Exhibit 5.1).

  23.2    Consent of Deloitte & Touche LLP.

  24.1    Powers of Attorney (included in the signature pages).

                                                                     Exhibit 5.1

                [LETTERHEAD OF PRYOR CASHMAN SHERMAN & FLYNN LLP]



                                                 February 18, 2003



Salant Corporation
1114 Avenue of the Americas
New York, New York  10036


                           Re:      Registration Statement on Form S-8
                                    for Salant Corporation

Ladies and Gentlemen:

     We have acted as legal counsel for Salant Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,111,111 shares (the "Shares") of the Company's common stock, $1.00 par value per share (the "Common Stock"), reserved for issuance under the Salant Corporation 1999 Stock Award Incentive Plan (the "Plan").

     We are qualified to practice law in the State of New York. We express no opinion as to, and, for the purposes of the opinion set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York, the Delaware General Corporation Law and the laws of the United States of America.

     We have made such inquiries and examined such documents as we considered necessary or appropriate for the purposes of this opinion. We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares covered by the Registration Statement have been duly authorized and, upon issuance in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

     This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                          Very truly yours,

                                          /s/Pryor Cashman Sherman & Flynn LLP

                                                                    Exhibit 23.2


                         Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of Salant Corporation on Form S-8 of our report dated March 19, 2002, appearing in the Annual Report on Form 10-K of Salant Corporation for the year ended December 29, 2001.



                                                      /s/ Deloitte & Touche LLP

New York, New York
February 18, 2003